Exhibit 5.1
[Dorsey & Whitney LLP Letterhead]

August 3, 2018
Christopher & Banks Corporation
2400 Xenium Lane North
Plymouth, Minnesota 55441

Re:    Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as external legal counsel to Christopher & Banks Corporation, a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration of the offer and sale by the Company of up to an additional 500,000 shares of common stock, $0.01 par value per share, of the Company (the “Shares”) issuable to the directors of the Company (the “Directors”) pursuant to the Christopher & Banks Corporation 2013 Directors’ Equity Incentive Plan, as amended, effective as of June 13, 2018 (the “2013 Directors’ Equity Incentive Plan”).
We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.
Based on the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the 2013 Directors’ Equity Incentive Plan, will be validly issued, fully paid and non-assessable.
Our opinions expressed above are limited to the Delaware General Corporation Law.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/    Dorsey & Whitney LLP

JBA/TSH